SECOND
                         LETTER OF EXTENSION
                 DISTRIBUTION AGREEMENT DATED 9/17/91
                   AS EXTENDED ON SEPTEMBER 2, 1998

1. The term of the Distribution Agreement dated September 17, 1991, by and between Codman and Shurtleff, Inc. and Valley Forge Scientific Corp. as set forth in Paragraph 16 of that Agreement and as extended in the "Letter of Extension"dated September 2, 1998 is hereby extended until December 31, 2000.

2. Distributor's minimum purchases of Established Products for calendar year 1999 are reduced from five million ($5,000,000) to three and a half million ($3,500,000). The minimum purchases of Established Products for calendar year 2000 will also be three and a half million ($3,500,000).

3. Distributor shall make such purchases of New Products during the remaining term as mutually agreed upon by Valley Forge
     Scientific Corp. and Distributor.

4. Capitalized terms not defined herein shall have the meaning ascribed to them in the Distribution Agreement.

5. All other terms of the Distribution Agreement shall remain in full force and effect.

6. This second Letter of Extension supercedes the Letter of Extension dated September 2, 1998.


Dated: 11/2/99                          Codman & Shurtleff, Inc.


                              By:   /s/ Codman & Shurtleff, Inc.

Dated: 11/2/99                          Valley Forge Scientific Corp.


                              By:  /s/ Valley Forge Scientific Corp.